UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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Your Vote Counts! MICROSOFT CORPORATION 2021 Annual Meeting Vote by November 29, 2021 11:59 PM ET C/O PROXY SERVICES P.O. BOX 9163 FARMINGDALE, NY 11735 D60296-P62042-Z81037 You invested in MICROSOFT CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on November 30, 2021. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 16, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* November 30, 2021 8:30 a.m. PT Virtually at: www.virtualshareholdermeeting.com/MSFT2021 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors: (The Board recommends a vote FOR each nominee) Nominees: 01. Reid G. Hoffman For 02. Hugh F. Johnston For 03. Teri L. List For 04. Satya Nadella For 05. Sandra E. Peterson For 06. Penny S. Pritzker For 07. Carlos A. Rodriguez For 08. Charles W. Scharf For 09. John W. Stanton For 10. John W. Thompson For 11. Emma N. Walmsley For 12. Padmasree Warrior For 2. Advisory vote to approve named executive officer compensation (The Board recommends a vote FOR this proposal) For 3. Approve Employee Stock Purchase Plan (The Board recommends a vote FOR this proposal) For 4. Ratification of the Selection of Deloitte & Touche LLP as our Independent Auditor for Fiscal Year 2022 (The Board recommends a vote FOR this proposal) For 5. Shareholder Proposal—Report on median pay gaps across race and gender Against (The Board recommends a vote AGAINST this proposal) 6. Shareholder Proposal—Report on effectiveness of workplace sexual harassment policies Against (The Board recommends a vote AGAINST this proposal) 7. Shareholder Proposal—Prohibition on sales of facial recognition technology to all government entities Against (The Board recommends a vote AGAINST this proposal) 8. Shareholder Proposal—Report on implementation of the Fair Chance Business Pledge Against (The Board recommends a vote AGAINST this proposal) 9. Shareholder Proposal—Report on how lobbying activities align with company policies Against (The Board recommends a vote AGAINST this proposal) Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D60297-P62042-Z81037